UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 36611, Dallas, Texas	75235-1611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of Southwest Airlines Co. (the “Company”) was held in Dallas, Texas on Wednesday, May 15, 2013.

(b)	The following matters were voted on by the Company’s Shareholders at the Annual Meeting and received the following votes:

1.	Proposal 1 – Election of ten Directors for one-year terms expiring in 2014:

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
David W. Biegler	544,046,579	26,085,853	1,418,601	87,317,021
J. Veronica Biggins	559,526,654	10,633,904	1,390,475	87,317,021
Douglas H. Brooks	569,013,099	1,114,322	1,423,612	87,317,021
William H. Cunningham	506,565,597	63,567,096	1,418,340	87,317,021
John G. Denison	569,150,706	979,969	1,420,358	87,317,021
Gary C. Kelly	557,567,642	9,721,764	4,261,627	87,317,021
Nancy B. Loeffler	559,609,406	10,524,882	1,416,745	87,317,021
John T. Montford	556,710,151	13,410,139	1,430,743	87,317,021
Thomas M. Nealon	568,847,025	1,282,268	1,421,740	87,317,021
Daniel D. Villanueva	559,460,466	10,592,577	1,497,990	87,317,021

2.	Proposal 2 – An advisory (nonbinding) vote to approve the compensation of the Company’s named executive officers:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
545,349,889	23,247,014	2,954,130	87,317,021

3.	Proposal 3 – A proposal to approve the Southwest Airlines Co. Amended and Restated 1991 Employee Stock Purchase Plan:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
566,896,314	2,506,163	2,148,556	87,317,021

4.	Proposal 4 – A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
651,231,107	5,870,518	1,766,429	0

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 16, 2013	By:	/s/ Mark R. Shaw
Vice President General Counsel and Corporate Secretary